UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 13,  2019

Date of Report (Date of earliest event reported)

_____________________

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices)                                           (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class Common Stock $0.01 par value per share	Trading Symbol SGMA	Name of each exchange on which registered The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On September 13,  2019, the Company held its 2019 Annual Meeting of Stockholders.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and Regulation 14A thereunder for the purpose of (i) electing two Class II Directors to hold office until the 2022 Annual Meeting of Stockholders, (ii) ratifying the selection of BDO USA, LLP as registered public accountants of the Company for the fiscal year ending April 30, 2020, (iii) acting upon a proposal to approve the adoption of the SigmaTron International, Inc. 2019 Employee Stock Option Plan (the “Employee Plan”), (iv) providing approval, on an advisory basis, of compensation of the Company’s named Executive Officers (as used in the Company’s Proxy Statement filed on EDGAR on August 16,  2019, and initially mailed to stockholders on that date ( the “2019 Proxy Statement”) and (v) providing, on an advisory basis, a recommendation regarding the frequency of future advisory votes on executive compensation.  Each holder of common stock was entitled to one vote for each share held on the record date.

The following individuals were elected as Class II Directors to hold office until the 2022 Annual Meeting of Stockholders: Barry R. Horek and Paul J. Plante.  The number of shares cast for, against/withheld, and abstentions and broker non-votes, with respect to the nominees were as follows:

Nominee	For	Against / Withheld	Broker Non-Votes

Barry R. Horek	1,877,718	246,033	1,144,957

Paul J. Plante	1,949,302	174,449	1,144,957

The following persons are directors of the Company whose current term extends beyond the 2019 Annual Meeting of Stockholders:  Gary R. Fairhead, Dilip S. Vyas, Linda K. Frauendorfer, Bruce J. Mantia and Thomas W. Rieck.  There was no solicitation in opposition to management’s nominees for directors.

The stockholders voted to approve the ratification of the selection of BDO USA, LLP as registered public accountants for the Company for the fiscal year ending April 30, 2020.  A total of 2,816,606 shares were cast for such ratification, 119,814 shares were voted against, 3,281 shares were abstained.

The stockholders voted to approve the adoption of the Employee Plan, a summary of which was included in the 2019 Proxy Statement, which summary is incorporated herein by reference.  A copy of the Employee Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The previously mentioned summary of the Employee Plan is only a summary of the Employee Plan, and in the event of any inconsistencies between such summary and the Employee Plan, the Employee Plan shall control.  A total of 1,530,349 shares were cast for such adoption, 519,426 shares voted against/withheld, 73,976 shares abstained and there were 1,144,957 shares represented by broker non-votes with respect to such adoption.

The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named Executive Officers.  A total of 1,941,065 shares were cast for such approval, 109,146 shares voted against/withheld, 73,540 shares abstained and there were 1,144,957 shares represented by broker non-votes with respect to such approval.

The stockholders voted to provide, on an advisory basis, a recommendation that future advisory votes on executive compensation be held once every year.  A total of 1,061,614 shares were cast in favor of making a recommendation that such future advisory votes on executive compensation be held once every year, 109,146 shares were cast in favor of making a recommendation that such future advisory votes be held once every two years, 937,976 shares were cast in favor of making a recommendation that such future advisory votes be held once every three years and 82,279 shares abstained with respect to such votes and there were 1,144,957 shares represented by broker non-votes with respect to such recommendation.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description

Exhibit 10.1    SigmaTron International, Inc. 2019 Employee Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2019		SIGMATRON INTERNATIONAL, INC.

	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: President and Chief Executive Officer